UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/10/2005

OXIS International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-08092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6040 N Cutter Circle Suite 317, Portland, OR 97217
(Address of Principal Executive Offices, Including Zip Code)

503-283-3911
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On December 30, 2004, OXIS International, Inc. (the "Company") entered into definitive agreements relating to the private placement of $6.5 million of its securities through the sale of 12,264,158 shares of its common stock at $0.53 per share. The Purchasers in the private placement were as follows:

Bristol Investment Fund, Ltd

Cranshire Capital, L.P.
Crescent International Ltd.
Lindsey A. Rosenwald
Nite Capital LP
Omicron Master Trust
Portside Growth and Opportunity Fund
R&R Biotech Partners, LLC
SF Capital Partners Ltd.
Silverback Life Sciences Master Fund Ltd
Silverback Master Limited
Smithfield Fiduciary LLC
TCMP3 Partners
Vintage Filings LLC
Xmark Opportunity Fund, Ltd.
Xmark Fund, L.P.
Xmark Fund, Ltd.
Xmark Opportunity Fund, L.P.

The private placement also involves the acquisition by the Purchasers of five-year warrants to purchase an additional 12,264,158 shares of the common stock of the Company, 50% at an exercise price of $0.66 per share and 50% at an exercise price of $1.00 per share. The forms of definitive agreements for the private placement are furnished as exhibits to this Report. The Company is required under the agreements to file a registration statement with the Securities and Exchange Commission (the "SEC") for the resale of common stock within 60 days.

On December 31, 2004, the Company issued a press release, a copy of which is furnished as an exhibit to this Report, announcing the entry into the definitive agreements referenced above.

Upon the closing of the private placement, for services rendered as the placement agent for the transaction, the Company will pay to Rodman & Renshaw, LLC $325,000 in cash and will issue to Rodman & Renshaw, LLC a warrant to purchase 306,604 shares of Common Stock of the Company at an exercise price of $0.66 per share and a warrant to purchase 306,604 shares of Common Stock of the Company at an exercise price of $1.00 per share. The form for such warrants will be the same form used for the Purchasers, and furnished with this Report as an exhibit. The Company will also pay up to $15,000 in expenses Rodman & Renshaw, LLC has incurred in connection with the transaction.

Also on December 30, 2004, the Company received notices from the holders of promissory notes issued by the Company on January 14, 2004 (the "Note Holders"), representing $570,000 in aggregate principal debt of the Company, electing under the terms of such promissory notes to convert such debt plus related accrued interest into an aggregate of 1,520,934 shares of Common Stock of the Company. To induce the Note Holders to elect to convert such debt and not demand repayment of such debt in cash, the Company agreed to issue to the Note Holders warrants exercisable for a period of five years for the purchase of up to an aggregate of 760,467 shares of the common stock of the Company at an exercise price of $1.00 per share.

Item 3.02.    Unregistered Sales of Equity Securities

See disclosure under Item 1.01 of this Report.

The private placement of the securities referenced under Item 1.01 of this Report is exempt from registration under the Securities Exchange Act of 1933, as amended (the "Act"), pursuant to Section 4(2) thereof, and Rule 506 promulgated by the SEC under the Act.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits.

99.1        Form of Securities Purchase Agreement, entered into by the Company on December 30, 2004.

99.2        Form of Registration Rights Agreement, entered into by the Company on December 30, 2004.
99.3        Form of Common Stock Purchase Warrant, to be delivered to Purchasers under the Securities Purchase Agreement.
99.4        Press Release, dated December 31, 2004.

Explanatory Note Regarding Amendment to 8-K

This Amendment No. 1 to Current Report on Form 8-K/A is made to correct (i) the aggregate number of shares to be issued to the Note Holders pursuant to the conversion of the promissory notes, and (ii) to correct the aggregate number of shares subject to exercise under the five-year warrants issued to the Note Holders. No other changes to the original Current Report or to any exhibit thereto are being made by this amendment.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OXIS International, Inc.

Date: February 10, 2005.	By:	/s/ S. Colin Neill
S. Colin Neill
Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1
EX-99.2
EX-99.3